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                                                                   Exhibit 23.02




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement pertaining to the 1987 Stock Option Plan (Form S-8 No. 33-77060) and the Registration Statement pertaining to the 1995 Stock Option Plan (Form S-8 No. 33-93048) of Advanced Technology Materials, Inc. of our report dated December 15, 1997 with respect to the supplemental consolidated financial statements of ATMI, Inc. included in its Current Report on Form 8-K/A dated October 10, 1997, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Stamford, Connecticut
December 17, 1997